Investor Relations: (765) 771-5310
FOR IMMEDIATE RELEASE
Wabash National Corporation Announces
Third Quarter and Year-To-Date Results
LAFAYETTE, Ind. — October 31, 2007 — Wabash National Corporation (NYSE: WNC) reported net income of $3.8 million, or $0.12 per diluted share for the third quarter of 2007 on sales of $291.0 million. For the same quarter last year, the company reported net income of $5.0 million, or $0.15 per diluted share, on sales of $362.3 million. For the nine months ended September 30, 2007, net income totaled $10.6 million, or $0.35 per diluted share on sales of $844.7 million. In the comparable period in 2006, the company reported net income of $14.4 million, or $0.44 per diluted share on sales of $958.0 million.
Third quarter new trailer sales totaled 12,100 units, a decrease of 3 percent from the second quarter; however, new trailer production for the period declined approximately 18 percent. The sequential reduction in production, coupled with costs associated with realigning operations, more than offset the continued performance improvements across the organization.
“A continuing soft freight market, related in part to the ongoing residential construction slump, is adversely impacting trucking companies’ profitability and their need for new equipment,” said Dick Giromini, president and chief executive officer. “As a result, we now anticipate total new trailer sales for the year to be approximately 46,000 units. Given our visibility into next quarter, this total is essentially booked. We believe we have taken the necessary measures to appropriately size our operations during this slowdown including plant idling, headcount reductions and spending restrictions. We continue to believe that we are well into the downturn of the cycle, and expect to begin seeing improving order rates in the second half of 2008.”
As of September 30, 2007 the company’s backlog was approximately $393 million.
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Headquartered in Lafayette, Ind., Wabash National® Corporation (NYSE: WNC) is one of the leading manufacturers of semi trailers in North America. Established in 1985, the company specializes in the design and production of dry freight vans, refrigerated vans, flatbed trailers, drop deck trailers, and intermodal equipment. Its innovative core products are sold under the DuraPlate®, ArcticLite®, and Eagle® brand names. The company operates two wholly owned subsidiaries: Transcraft Corporation, a manufacturer of flatbed and drop deck trailers; and Wabash National Trailer Centers, a retail distributor of new and used trailers and aftermarket parts throughout the U.S.
This press release contains certain forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements including statements about the company’s expectations for improvement in future results are, however, subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials, risks in implementing and sustaining improvements in our manufacturing capacity and cost containment, and dependence on industry trends. Readers should review and consider the various disclosures made by the company in this press release and in the company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.
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WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2007	2006	2007	2006

NET SALES	$291,017	$362,290	$844,720	$957,981
COST OF SALES	266,424	336,177	772,110	881,805

Gross profit	24,593	26,113	72,610	76,176
GENERAL AND ADMINISTRATIVE EXPENSES	13,173	12,068	38,332	36,998
SELLING EXPENSES	3,916	3,651	12,029	10,446

Income from operations	7,504	10,394	22,249	28,732
OTHER INCOME (EXPENSE):
Interest expense	(1,416)	(2,081)	(4,410)	(5,163)
Foreign exchange, net	65	(28)	461	(28)
Other, net	(86)	(365)	(592)	(123)

Income before income taxes	6,067	7,920	17,708	23,418
INCOME TAX EXPENSE	2,289	2,931	7,059	9,045

NET INCOME	$3,778	$4,989	$10,649	$14,373

COMMON STOCK DIVIDENDS DECLARED	$0.045	$0.045	$0.135	$0.135

BASIC NET INCOME PER SHARE	$0.13	$0.16	$0.35	$0.46

DILUTED NET INCOME PER SHARE	$0.12	$0.15	$0.35	$0.44

COMPREHENSIVE INCOME
Net income	$3,778	$4,989	$10,649	$14,373
Foreign currency translation adjustment	113	86	339	843

NET COMPREHENSIVE INCOME	$3,891	$5,075	$10,988	$15,216

		Retail and		Consolidated
	Manufacturing	Distribution	Eliminations	Totals
Three months ended September 30,
2007
Net sales	$270,054	$34,714	$(13,751)	$291,017
Income (loss) from operations	$8,165	$(699)	$38	$7,504
2006
Net sales	$336,842	$51,424	$(25,976)	$362,290
Income (loss) from operations	$9,467	$1,183	$(256)	$10,394

Nine months ended September 30,
2007
Net sales	$777,211	$117,569	$(50,060)	$844,720
Income (loss) from operations	$24,212	$(1,337)	$(626)	$22,249
2006
Net sales	$870,359	$144,812	$(57,190)	$957,981
Income (loss) from operations	$27,091	$2,092	$(451)	$28,732

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Basic net income per share:
Net income applicable to common stockholders	$3,778	$4,989	$10,649	$14,373

Weighted average common shares outstanding	29,874	31,174	30,132	31,148

Basic net income per share	$0.13	$0.16	$0.35	$0.46

Diluted net income per share:
Net income applicable to common stockholders	$3,778	$4,989	$10,649	$14,373
After-tax equivalent of interest on convertible notes	741	741	2,222	2,222

Diluted net income applicable to common stockholders	$4,519	$5,730	$12,871	$16,595

Weighted average common shares outstanding	29,874	31,174	30,132	31,148
Dilutive stock options/shares	234	154	255	191
Convertible notes equivalent shares	6,692	6,619	6,675	6,598

Diluted weighted average common shares outstanding	36,800	37,947	37,062	37,937

Diluted net income per share	$0.12	$0.15	$0.35	$0.44

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2007	2006
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$21,657	$29,885
Accounts receivable, net	100,342	110,462
Inventories	154,294	133,133
Deferred income taxes	22,423	26,650
Prepaid expenses and other	1,821	4,088

Total current assets	300,537	304,218

PROPERTY, PLANT AND EQUIPMENT, net	124,307	129,325

GOODWILL	66,317	66,692

INTANGIBLE ASSETS	33,384	35,998

OTHER ASSETS	19,057	20,250

	$543,602	$556,483

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$77,493	$90,632
Other accrued liabilities	56,086	58,706

Total current liabilities	133,579	149,338

LONG-TERM DEBT	125,000	125,000

DEFERRED INCOME TAXES	3,550	1,556

OTHER NONCURRENT LIABILITIES AND CONTINGENCIES	3,608	2,634

STOCKHOLDERS’ EQUITY	277,865	277,955

	$543,602	$556,483

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Nine Months
	Ended September 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$10,649	$14,373
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	14,477	15,587
Net loss on the sale of assets	106	54
Deferred income taxes	6,596	8,007
Excess tax benefits from stock-based compensation	(33)	(339)
Stock-based compensation	3,213	3,029
Changes in operating assets and liabilities:
Accounts receivable	10,120	(25,380)
Finance contracts	7	1,393
Inventories	(21,211)	(56,987)
Prepaid expenses and other	2,260	2,394
Accounts payable and accrued liabilities	(9,991)	30,727
Other, net	819	1,464

Net cash provided by (used in) operating activities	17,012	(5,678)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(5,196)	(10,899)
Acquisition, net of cash acquired	(4,500)	(69,307)
Proceeds from the sale of property, plant and equipment	124	1,890

Net cash used in investing activities	(9,572)	(78,316)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	74	713
Excess tax benefits from stock-based compensation	33	339
Borrowings under revolving credit facilities	99,424	205,496
Payments under revolving credit facilities	(99,424)	(168,521)
Repurchases of common stock	(11,668)	(507)
Payments under long-term debt obligations	—	(500)
Common stock dividends paid	(4,107)	(4,252)

Net cash (used in) provided by financing activities	(15,668)	32,768

NET DECREASE IN CASH AND CASH EQUIVALENTS	(8,228)	(51,226)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	29,885	67,437

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$21,657	$16,211